UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 28, 2004

Pacific Biometrics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 West Harrison St., Seattle, Washington		98119
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-298-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01. Changes in Registrant's Certifying Accountant.

On December 28, 2004, Pacific Biometrics, Inc. entered into an engagement agreement with Williams & Webster P.S. ("Williams & Webster") to serve as the Company’s new independent registered public accountants to audit the Company’s financial statements for its fiscal year ending June 30, 2005. Williams & Webster will commence its engagement with its review of the Company’s financial statements for the quarter ending December 31, 2004.

The decision to engage Williams & Webster as the Company’s independent registered public accountants was approved by the Company’s audit committee. The engagement of Williams & Webster was made following the resignation on December 6, 2004 of Grant Thornton LLP as the Company’s prior independent registered public accounting firm.

During the Company’s two most recent fiscal years and the subsequent interim period through December 28, 2004, the Company has not consulted with Williams & Webster regarding any matter or event.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biometrics, Inc.

December 29, 2004	By:	/s/ Ronald R. Helm

Name: Ronald R. Helm
Title: Chief Executive Officer